Exhibit 10.3

 NOTICE OF CONFIDENTIALITY RIGHTS
IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OF THE
FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED
FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER
OR YOUR DRIVER'S LICENSE NUMBER.

DEED OF TRUST
(WITH SECURITY AGREEMENT, FINANCING STATEMENT
AND ASSIGNMENT OF RENTS AND LEASES)

This Deed of Trust (with Security Agreement, Financing Statement and Assignment of Rents and Leases) is made on the date stated below by and between the Grantor, Beneficiary and Trustee who are identified and whose addresses are stated below.

Date:	_________________ ___, 2009

Grantor:	WILSON FAMILY COMMUNITIES, INC.
Address:	8121 BEE CAVES ROAD, SUITE 100
AUSTIN, TEXAS 78746

Beneficiary:	LNZCO, LLC
Address:	11612 BEE CAVES ROAD, SUITE 260
AUSTIN, TEXAS 78738

Trustee:	A. RICK HIGHTOWER
Address:	3006 BEE CAVES ROAD, D-200
AUSTIN, TEXAS 78746

Note:	Obligations to Beneficiary under that certain Promissory Note dated even date herewith, in the original principal amount of $[_____] executed by Grantor (“Borrower”) and payable as stated in the Note.

Land:	[Insert lot description]

ARTICLE I
SECURITY
1.01  Conveyance in Trust.  For value received, the receipt and sufficiency of which Grantor acknowledges, and to secure the payment of the Indebtedness described in Section 2.01 and performance of the covenants and agreements of Grantor stated in this Deed of Trust and in the Loan Documents (as hereafter defined), Grantor conveys the Property described in Section 1.02, including without limitation the Land, to the Trustee in trust, with power of sale, TO HAVE AND TO HOLD the Property, together with the rights, privileges, and appurtenances thereto belonging unto the Trustee and the Trustee's substitutes or successors forever.  Grantor binds itself and its heirs, executors, administrators, personal representatives, successors, and assigns to WARRANT AND FOREVER DEFEND the Property unto the Trustee, and the Trustee's substitutes or successors and assigns, against the claim or claims of all persons claiming or to claim the same or any part thereof.

1.02  Property.  The Property covered by this Deed of Trust includes the Land and the following items described in this Section 1.02, whether now owned or hereafter acquired, all of which, including replacements and additions thereto, shall be deemed to be and remain a part of the Property covered by this Deed of Trust, and all rights, hereditaments and appurtenances pertaining thereto, all of which are referred to as the "Property":

(a)           Any and all buildings, improvements, and tenements now or hereafter attached to or placed, erected, constructed, or developed on the Land (the "Improvements");

(b)           all equipment, fixtures, furnishings, inventory, and articles of personal property (the "Personal Property") now or hereafter attached to or used in or about the Improvements or that are necessary or useful for the complete and comfortable use and occupancy of the Improvements for the purposes for which they were or are to be attached, placed, erected, constructed or developed, or which Personal Property is or may be used in or related to the planning, development, financing or operation of the Improvements, and all renewals of or replacements or substitutions for any of the foregoing, whether or not the same are or shall be attached to the Land or Improvements;

(c)           all water and water rights, timber, crops, and mineral interests pertaining to the Land;

(d)           all building materials and equipment now or hereafter delivered to and intended to be installed in or on the Land or the Improvements;

(e)           all plans and specifications for the Improvements;

(f)           all Grantor's rights (but not Grantor's obligations) under any contracts relating to the Land, the Improvements or the Personal Property;

(g)           all deposits (including tenant security deposits), bank accounts, funds, instruments, notes or chattel paper arising from or by virtue of any transactions related to the Land, the Improvements or the Personal Property;

(h)           all Grantor's rights (but not Grantor's obligations) under any documents, contract rights, accounts, commitments, construction contracts, architectural contracts, engineering contracts, and general intangibles (including without limitation trademarks, trade names, and symbols) arising from or by virtue of any transactions related to the Land, the Improvements, or the Personal Property;

(i)           all permits, licenses, franchises, certificates, and other rights and privileges obtained in connection with the Land, the Improvements, or the Personal Property;

(j)           all proceeds arising from or by virtue of the sale, lease or other disposition of the Land, the Improvements, or the Personal Property;

(k)           all proceeds (including premium refunds) of each policy of insurance relating to the Land, the Improvements, or the Personal Property;

(l)           all proceeds from the taking of any of the Land, the Improvements, the Personal Property or any rights appurtenant thereto by right of eminent domain or by private or other purchase in lieu thereof, including change of grade of streets, curb cuts or other rights of access, for any public or quasi-public use under any law;

(m)           all right, title, and interest of Grantor in and to all streets, roads, public places, easements, and rights-of-way, existing or proposed, public or private, adjacent to or used in connection with, belonging or pertaining to the Land;

(n)           all rents, royalties, bonuses, issues, profits, revenues, or other benefits of the Land or the Improvements or the Personal Property;

(o)           all consumer goods located in, on, or about the Land or the Improvements or used in connection with the use or operation thereof; however, neither the term "consumer goods" nor the term "Personal Property" includes clothing, furniture, appliances, linens, china, crockery, kitchenware, or personal effects used primarily for personal, family, or household purposes.

(p)           all entitlements in any way related to the Land, including, but not limited to (i) all utility rights, taps, capacity, service, connections, availability, living unit equivalents, and benefits which are appurtenant to, allocable to, allocated to, or otherwise accruing to the Property, including but not limited to, all rights and interests of Assignor, if any, in and to all rights to receive, use, attach to, connect to, operate or otherwise enjoy the benefits of utilities and utility services, connect to utilities, sell or assign excess capacity or capacity rights, realize on utility or capacity values, recover or receive any sums associated with or to those utility rights, all whether arising by way of contractual, common law, statutory, ordinance, zoning, appurtenant, or other means, (ii) all deposits, prepaid tap fees, prepaid capacity fees, allocated recovery sums and all other rights to receive any refund, rebate, recovery or allocation relating to utilities, and (iii) all plats, plat approvals, plat surveys, declarations, declarant rights, condominium regimes, and other rights, documents, approvals, consents, licenses and other rights relating to the use and/or development of the Land;

(q)           other interests of every kind and character that Grantor now has or at any time hereafter acquires in and to the Land, Improvements, and Personal Property and all property that is used or useful in connection therewith, including rights of ingress and egress and all reversionary rights or interests of Grantor with respect to such property; and

(r)           all products and proceeds of the Personal Property described in this Section 1.02.

1.03  Subrogation.  Any of the proceeds of the Note utilized to take up any outstanding liens against all or any part of the Property have been advanced by Beneficiary at Grantor's request and upon Grantor's representation that such amounts are due and are secured by valid liens against the Property.  Beneficiary shall be subrogated to any and all rights, powers, superior titles, liens, and equities owned or claimed by any owner or holder of any outstanding liens and debts, however remote, regardless of whether said liens or debts are acquired by Beneficiary by assignment or are released by the holder thereof upon payment.

ARTICLE II
INDEBTEDNESS AND PAYMENTS

2.01  Indebtedness.  The indebtedness secured by this Deed of Trust (the "Indebtedness") shall mean and include the following:

(a)           Any and all sums becoming due and payable pursuant to the Note;

(b)           Any and all other sums becoming due and payable by Grantor to Beneficiary as a result of advancements made by Beneficiary pursuant to the terms and conditions of this Deed of Trust or any other Loan Documents securing or executed in connection with or otherwise relating to the Note, including without limitation the repayment of any future advances made by Beneficiary to Grantor, as provided in paragraph (c) below and the repayment of any sums advanced for the protection of Beneficiary's security pursuant to Section 4.21;

(c) all other indebtedness and obligations, fixed or contingent, whether arising by notes, guaranties, discounts, overdrafts, or in any other manner, which Grantor or Borrower may now or at any time hereafter owe Beneficiary, whether or not related to the Note; and

(d)           Any and all renewals, extensions, replacements, rearrangements, substitutions, or modifications of the Indebtedness, or any part of the Indebtedness.

2.02  Other Loan Documents.  In addition to this Deed of Trust and the Note, Grantor, or Beneficiary may execute various other documents and agreements relating to the Indebtedness secured by this Deed of Trust, including a loan agreement relating to the disbursement and use of the proceeds of the Note (the "Loan Agreement"), all of which documents and agreements, including the Loan Agreement, are referred to herein as the "Loan Documents."  This Deed of Trust shall also secure the performance of all obligations and covenants of Grantor or other obligor under this Deed of Trust, the Loan Agreement, and the other Loan Documents.

2.03  Payment of Principal and Interest.  Grantor shall, or shall cause Borrower to, promptly pay when due the principal of and interest on the indebtedness evidenced by the Note, any prepayment and late charges provided in the Note, and all other sums secured by this Deed of Trust.

2.04  Application of Payments.  Unless applicable law provides otherwise, all payments received by Beneficiary under the Note or this Deed of Trust shall be applied by Beneficiary in accordance with Section 6.07.

2.05  Guarantor.  The term "Guarantor" shall include any person, company or entity obligated to pay or guaranteeing collection of all or any portion of the Indebtedness, directly or indirectly.

ARTICLE III
SECURITY AGREEMENT

3.01  Uniform Commercial Code Security Agreement.  This Deed of Trust is also intended to be a security agreement between Grantor, as debtor, and Beneficiary, as secured party, pursuant to the Texas Uniform Commercial Code [Texas Business and Commerce Code Section 1.101, et seq. ("Texas UCC") for any of the items specified above as part of the Property which, under applicable law, may be subject to a security interest pursuant to the Texas UCC, and Grantor hereby grants Beneficiary a security interest in all such items.  Grantor agrees that Beneficiary may file this Deed of Trust, or a reproduction thereof, in the real estate records or other appropriate index, as a financing statement for any of the items specified above as part of the Property.  Any reproduction of this Deed of Trust or of any other security agreement or financing statement shall be sufficient as a financing statement.  In addition, Grantor agrees to execute and deliver to Beneficiary, upon Beneficiary's request, any financing statement, as well as extensions, renewals, and amendments thereof, and reproduction of this Deed of Trust in such form as Beneficiary may require to perfect a security interest with respect to said items.  Grantor shall pay all costs of filing such financing statement and any extensions, renewals, amendments, and releases thereof and shall pay all reasonable costs and expenses of any record searches for financing statements Beneficiary may reasonable require.  Without the prior written consent of Beneficiary, Grantor shall not create or suffer to be created pursuant to the Texas UCC any other security interest in said items, including replacements and additions thereto.  Upon the occurrence of an Event of default (as that term is defined in Article V below), including the covenants to pay when due all sums secured by this Deed of Trust, Beneficiary shall have the remedies of a secured party under the Texas UCC and, at Beneficiary's option, may also invoke the remedies provided in Article VI of this Deed of Trust as to such items.  In exercising any remedies, Beneficiary may proceed against the items of real property and any items of personal property specified above as part of the Property separately or together and in any order whatsoever, without in any way affecting the availability of Beneficiary's remedies under the Texas UCC or of the remedies provided in Article VI of this Deed of Trust.

3.02  Notice of Changes.  Grantor shall give advance notice in writing to Beneficiary of any proposed change in Grantor's name, identity, or structure and shall execute and deliver to Beneficiary, prior to or concurrently with the occurrence of any such change, all additional financing statements that Beneficiary may require to establish and maintain the validity and priority of Beneficiary's security interest with respect to any of the Property.

3.03  Fixtures.  Some of the items of the Property are goods that are or are to become fixtures, related to the Land.  Grantor and Beneficiary intend that, as to those goods, this Deed of Trust shall be effective as a financing statement filed as a fixture filing from the date of its filing for record in the real estate records of the county in which the Property is situated.  Information concerning the security interest created by this Deed of Trust may be obtained from Beneficiary, as secured party, at the address of Beneficiary stated above.  The mailing address of the Grantor, as debtor, is as stated above.

ARTICLE IV
BORROWER'S REPRESENTATIONS, WARRANTIES,
COVENANTS, AND AGREEMENTS

Grantor covenants, warrants, and represents to and agrees with Beneficiary as follows:

4.01  Payment and Performance.  Grantor shall, or shall cause Borrower to, make all payments on the Indebtedness when due and shall punctually and properly perform all of Grantor's covenants, obligations and liabilities under this Deed of Trust and the other Loan Documents.

4.02  Title to Property and Liens of This Instrument.  Grantor has good and indefeasible title to the Land and the Improvements, and good and marketable title to the Personal Property, free and clear of any liens, charges, encumbrances, security interests, and adverse claims whatsoever, except as otherwise provided herein.  If the interest of Beneficiary in the Property or any part thereof shall be endangered or shall be attacked, directly or indirectly, Grantor authorizes Beneficiary, at Grantor's expense, to take all necessary and proper steps for the defense of such interest, including the employment of attorneys, the prosecution or defense of litigation, and the compromise or discharge of claims made against such interest.

4.03  Existence of Borrower.  Grantor shall and shall cause Borrower to, preserve and keep in full force and effect its existence, rights, franchises, and trade names.

4.04  Title Insurance.  Grantor shall, at its sole cost and expense, obtain and maintain mortgagee title insurance (in the form of a commitment, binder, or policy as Beneficiary may require) in form reasonably acceptable to Beneficiary in an amount equal to the amount of the Note.

4.05  Taxes and Assessments.  Grantor shall pay all taxes and assessments against or affecting the Property as the same become due and payable, and, upon request by Beneficiary, Grantor shall deliver to Beneficiary such evidence of the payment thereof no later than MAY 31 of each year, or as Beneficiary may otherwise require or request.  If Grantor fails to do so, Beneficiary may pay them, together with all costs and penalties thereon, at Grantor's expense; provided, however, that Grantor may in good faith, in lieu of paying such taxes and assessments as they come due and payable, by appropriate proceedings, contest their validity.  Pending such contest, Grantor shall not be deemed in default under this Deed of Trust because of such nonpayment if:  (a) prior to delinquency of the asserted tax or assessment, Grantor furnishes Beneficiary an indemnity bond secured by a deposit in cash or other security acceptable to Beneficiary, or with a surety acceptable to Beneficiary, in the amount of the tax or assessment being contested by Grantor plus a reasonable additional sum to pay all costs, interest and penalties that may be imposed or incurred in connection therewith, conditioned that such tax or assessment, with interest, cost and penalties, be paid as herein stipulated; and (b) Grantor promptly pays any amount adjudged by a court of competent jurisdiction to be due, with all costs, penalties and interest thereon, on or before the date such judgment becomes final.  In any event, the tax, assessment, penalties, interest, and costs shall be paid prior to the date on which any writ or order is issued under which the Property or any part of the Property may be sold in satisfaction thereof.

4.06           Insurance.  Grantor shall, at its sole cost and expense, obtain and maintain insurance upon and relating to all insurable Property by all-risk insurance policies and, if requested by Beneficiary, shall include perils of collapse, flood, and earthquake, as well as other insurance coverages, all in form and in companies acceptable to Beneficiary, in amounts equal to 100% of the replacement cost of the Improvements during the construction thereof and at least 100% of the replacement cost of the Improvements not under construction, or in such additional amounts as Beneficiary may require, with loss made payable to Beneficiary and with a standard form mortgage clause.  All proceeds payable upon a loss shall be used to pay the Indebtedness.  Grantor shall deliver the policies of insurance to Beneficiary promptly as issued; and, if Grantor fails to do so, Beneficiary, at its option, may procure such insurance at Grantor's expense.  All renewal and substitute policies of insurance shall be delivered at the office of Beneficiary, premiums paid, at least ten (10) days before the termination of such policy(ies).  In case of loss, Beneficiary, at its option, shall be entitled to receive and retain the proceeds of the insurance policies, applying the same to payment of the Indebtedness in such order and manner as Beneficiary, in its sole discretion, may elect.   If any loss shall occur at any time when Grantor shall be in default hereof, Beneficiary shall be entitled to the benefit of all insurance held by or for any Grantor, to the same extent as if it had been made payable to Beneficiary, and upon foreclosure hereunder Beneficiary shall become the owner thereof.

4.08  Condemnation. (a) Grantor assigns to Beneficiary all judgments, decrees, and awards for injury or damage, direct or consequential, to the Property, and all awards pursuant to proceedings for condemnation or other taking, whether direct or indirect, of the Property or any part of the Property.  Beneficiary may apply any condemnation proceeds to the Indebtedness in such manner as Beneficiary may elect.  Grantor shall promptly notify Beneficiary of any action or proceeding (or threatened action or proceeding) relating to any condemnation or other taking, whether direct or indirect, of all or any part of the Property.  Grantor shall, unless otherwise directed by Beneficiary in writing, file or defend its claim under any such action and prosecute same with due diligence to its final disposition and shall cause any awards or settlements to be paid over to Beneficiary for disposition pursuant to the terms of this Deed of Trust.  Grantor authorizes Beneficiary, at Beneficiary's option, as attorney-in-fact for Grantor, to commence, appear in, and prosecute, in Beneficiary's or Grantor's name, any action or proceeding relating to any condemnation or other taking of the Property, whether direct or indirect, and to settle or compromise any claim in connection with such condemnation or other taking.  The proceeds of any award, payment, or claim for damages, direct or consequential, in connection with any condemnation or other taking, whether direct or indirect, of the Property, or part thereof, or for conveyances in lieu of condemnation, are hereby assigned to and shall be paid to Beneficiary.  Beneficiary shall be entitled to participate in, control, and be represented by attorneys of Beneficiary's own choice in any such action.  Grantor shall deliver, or cause to be delivered, to Beneficiary such instruments as may be requested by it from time to time to permit such participation.

(b)           Grantor authorizes Beneficiary to apply such awards, payments, proceeds, or damages, after the deduction of Beneficiary's expenses incurred in the collection of such amounts, at Beneficiary's option, to restoration or repair of the Property, or to payment of the sums secured by this Deed of Trust, whether or not then due, in the order of application set forth in Section 2.04, with the balance, if any, to Grantor or Borrower.  Unless Grantor and Beneficiary otherwise agree in writing, any application of proceeds to principal shall not extend or postpone the due date of the installments referred to in Sections 2.03 and 4.06 or change the amount of such installments.  Grantor agrees to execute such further evidence of assignment of any awards, proceeds, damages, or claims arising in connection with such condemnation or taking as Beneficiary may require.

4.09  Taxes on Note or Instrument.  If at any time any law shall be enacted imposing or authorizing the imposition of any tax upon this Deed of Trust, or upon any rights, titles, liens, or security interests created by this Deed of Trust, or upon the Note, or any part of the Indebtedness, Grantor shall immediately pay all such taxes; provided that, if it is unlawful for Grantor to pay such taxes, Grantor shall prepay the Note in full without penalty within ninety (90) days after demand therefore by Beneficiary.

4.10  Statements by Borrower.  At the request of Beneficiary, Grantor shall furnish promptly a written statement or affidavit, in such form as may be required by Beneficiary, stating the unpaid balance of the Note, the date to which interest has been paid and that there are no offsets or defenses against full payment of the Note and performance of the terms of the Loan Documents, or, if there are any such offsets or defenses, specifying them.

4.11  Repair, Waste, Alterations, Etc.,  Grantor shall keep every part of the Property in good operating order, repair, and condition and shall not commit or permit any waste thereof.  Grantor shall make promptly all repairs, renewals, and replacements necessary to such end.  Grantor shall discharge all claims for labor performed and material furnished therefore, and shall not suffer any lien of mechanics or materialmen to attach to any part of the Property.  Grantor shall have the right to contest in good faith the validity of any such mechanic's or materialman's lien, provided Grantor shall first furnish Beneficiary a bond or other security satisfactory to Beneficiary in such amount as Beneficiary shall reasonably require, but not more than two hundred percent (200%) of the amount of the claim, and provided further that Grantor shall thereafter diligently proceed to cause such lien to be removed and discharged.  If Grantor shall fail to discharge any such lien, then, in addition to any other right or remedy of Beneficiary, Beneficiary may, but shall not be obligated to, discharge the lien, either by paying the amount claimed to be due, or by procuring the discharge of such lien by depositing in court a bond for the amount claimed, or otherwise giving security for such claim, or by taking such action as may be prescribed by law.  Grantor shall guard every part of the Property from removal, destruction, and damage, and shall not do or suffer to be done any act whereby the value of any part of the Property may be lessened; provided, nothing herein is intended to limit Grantor’s right to develop the Property in accordance with the plans as set forth in the Loan Agreement between the parties.

4.12  No Drilling or Exploration.  Without the prior written consent of Beneficiary, there shall be no drilling or exploring for or extraction, removal, or production of minerals from the surface or subsurface of the Land.  The term "minerals" as used in this Deed of Trust shall include without limitation oil, gas, casinghead gas, coal, lignite, hydrocarbons, methane, carbon dioxide, helium, uranium and all other natural elements, compounds and substances, including sand and gravel.

4.13  Compliance with Laws.  Grantor, the Property, and Grantor's use of the Property shall comply with all laws, rules, ordinances, regulations, covenants, conditions, restrictions, orders and decrees of any governmental authority or court applicable to Grantor or the Property and its use, and Grantor shall pay all fees or charges of any kind in connection therewith.  Grantor shall not initiate, participate in, or acquiesce in a change in the zoning classification of the Property without Beneficiary's prior written consent; provided, nothing herein is intended to limit Grantor’s right to develop the Property in accordance with the plans as set forth in the Loan Agreement between the parties as a single family residence.

4.14  Income, Expense and Financial Statements.  Grantor shall keep and maintain at all times at Grantor's address stated in this Deed of Trust, or such other place as Beneficiary may approve in writing, complete and accurate books of accounts and records adequate to reflect correctly the results of the operation of the Property and copies of all written contracts, leases, and other instruments which affect the Property.  Such books, records, contracts, leases, and other instruments shall be subject to examination and inspection at any reasonable time by Beneficiary.  At least once each year, and at such other times as Beneficiary may request, Grantor shall deliver or cause to be delivered to Beneficiary then current financial statements of Grantor and any other party liable on all or any portion of the Indebtedness which shall include a balance sheet, income statement and a statement of cash flows for the preceding calendar year and pro forma financial statements for the current calendar year.  All financial statements submitted pursuant to this provision shall be in form and substance satisfactory to Beneficiary.  All financial statements shall be certified as true and correct by the party submitting such statement or, at Beneficiary's request if an event of default has occurred, audited by an independent certified public accountant.

4.15  Hold Harmless.  Grantor shall defend, at Grantor's own cost and expense, and hold Beneficiary harmless from, any proceeding or claim in any way relating to the Property or the Loan Documents.  All costs and expenses incurred by Beneficiary in protecting its interests under this Deed of Trust, including all court costs and reasonable attorneys' fees and expenses, shall be borne by Grantor.  The provisions of this Section shall survive the payment in full of the Indebtedness and the release of this Deed of Trust as to events occurring and causes of action arising before such payment and release.

4.16  Further Assurances.  Grantor, upon the reasonable request of Beneficiary, shall execute, acknowledge, deliver, and record such further instruments and do such further acts as may be necessary to carry out the purposes of this Deed of Trust or the other Loan Documents and to subject to the liens and security interests created by this Deed of Trust or the other Loan Documents any property intended to be covered by this Deed of Trust and the other Loan Documents pursuant to their terms, including without limitation any renewals, additions, substitutions, replacements, improvements, or appurtenances to the Property.

4.17  Recording and Filing.  Grantor shall cause this Deed of Trust and the other recordable Loan Documents and all amendments, supplements, extensions, and substitutions thereof to be recorded, filed, re-recorded, and refiled in such manner and in such places as Beneficiary shall reasonably request.  Grantor shall pay all such recording, filing, re-recording, and refiling fees, title insurance premiums, and other charges.

4.18  Payment of Debts.  Grantor shall promptly pay when due all obligations regarding the ownership and operation of the Property, except any such obligations which are being diligently contested in good faith by appropriate proceedings and as to which Grantor, if requested by Beneficiary, shall have furnished to Beneficiary security reasonably satisfactory to Beneficiary.

4.19  Modification by Subsequent Owners.  Grantor agrees that Grantor shall be bound by any modification of this Deed of Trust or any of the other Loan Documents made by Beneficiary and any subsequent owner of the Property, with or without notice to such Grantor, and no such modifications shall impair the obligations of such Grantor under this Deed of Trust or any other Loan Document.  Nothing in this Section shall be construed as permitting any transfer of the Property which would constitute an Event of Default under other provisions of this Deed of Trust.

4.20  Inspection.  Beneficiary may make or cause to be made reasonable entries upon and inspections of the Property.

4.21  Protection of Lender's Security. (a) If Grantor fails to perform the covenants and agreements contained in this Deed of Trust, or if any action or proceeding is commenced which affects the Property or title thereto or the interest of Beneficiary therein, including without limitation eminent domain, insolvency, code enforcement, or arrangements or proceedings involving a bankrupt or decedent, then Beneficiary, at Beneficiary's option, may make such appearances, disburse such sums and take such action as Beneficiary deems necessary, in its sole discretion, to protect Beneficiary's interest.

(b)           Any amounts disbursed by Beneficiary pursuant to this Section 4.21, with interest thereon, shall become additional indebtedness of Grantor secured by this Deed of Trust.  Unless Grantor and Beneficiary agree to other terms of payment, such amounts shall be immediately due and payable and shall bear interest from the date of disbursement at the rate stated in the Note unless collection from Grantor of interest at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest non-usurious rate which may be collected from Grantor under applicable law.  Grantor covenants and agrees that Beneficiary shall be subrogated to the lien of any mortgage or other lien discharged, in whole or in part, by the Indebtedness.  Nothing contained in this Section 4.21 shall require Beneficiary to incur any expense or take any action under this Deed of Trust.

4.22  Subordinate Deed of Trust.  Grantor shall not, without the prior written consent of Beneficiary, grant any lien, security interest, or other encumbrance (a "Subordinate Deed of Trust") covering any of the Property.  If Beneficiary consents to a Subordinate Deed of Trust or if the foregoing prohibition is determined by a court of competent jurisdiction to be unenforceable, any such Subordinate Deed of Trust shall contain express covenants to the effect that:  (a) the Subordinate Deed of Trust is unconditionally subordinate to this Deed of Trust; and (b) written notice of default under the Subordinate Deed of Trust and written notice of the commencement of any action (whether judicial or pursuant to a power of sale) to foreclose or otherwise enforce the Subordinate Deed of Trust shall be given to Beneficiary with or immediately after the occurrence of any such default or commencement.

4.23  Liens.  Grantor shall promptly discharge any lien which has, or may have, priority over or equality with, the lien of this Deed of Trust, and Grantor shall pay, when due, the claims of all persons supplying labor or materials to or in connection with the Property.  Without Beneficiary's prior written permission, Grantor shall not allow any lien inferior to this Deed of Trust to be perfected against the Property.

4.24  Assignment of Rents.  Grantor assigns to Beneficiary absolutely, not only as collateral, all present and future rent and other income and receipts from the Property.  Leases are not assigned.  Grantor warrants the validity and enforceability of the assignment.  Grantor may as Beneficiary's licensee collect rent and other income and receipts as long as Grantor is not in default under the Note or this Deed of Trust.  Grantor will apply all rent and other income and receipts to payment of the Note and performance of this Deed of Trust, but if the rent and other income and receipts exceed the amount due under the Note and Deed of Trust, Grantor may retain the excess.  If Grantor defaults in payment of the Note or in performance of this Deed of Trust, Beneficiary may terminate Grantor's license to collect and then as Grantor's agent may rent the Property if it is vacant and collect all rent and other income and receipts.  Beneficiary neither has nor assumes any obligations as lessor or landlord with respect to any occupant of the Property.  Beneficiary may exercise Beneficiary's rights and remedies under this Section without taking possession of the Property.  Beneficiary shall apply all rent and other income and receipts collected under this Section first to expenses incurred in exercising Beneficiary's rights and remedies and then in accordance with Section 2.04.  Beneficiary is not required to act under this Section, and acting under this Section does not waive any of Beneficiary's other rights and remedies.  If Grantor becomes a voluntary or involuntary bankrupt, Beneficiary's filing a proof of claim in bankruptcy will be tantamount to the appointment of a receiver under Texas law.

4.25  Organization and Power (Corporate Borrower).  This Section is applicable if Grantor is a corporation.  Grantor  (a) is a corporation duly organized, validly existing under the laws of the state of its incorporation and in good standing under the laws of the state of its incorporation and the laws of the State of Texas, (b) has complied with all conditions prerequisite to its lawfully doing business in the state where the Land is situated, and (c) has all requisite corporate power and all governmental certificates of authority, licenses, permits, qualifications, and documentation to own, lease, and operate its properties and to carry on its business as now being, and as proposed to be, conducted, and the execution of this Deed of Trust, the Note and any and all other Loan Documents is within Grantor 's powers, has been duly authorized by all requisite action, and is not in contravention of law or the Grantor 's corporate charter.

ARTICLE V
EVENTS OF DEFAULT

The occurrence of any one of the following shall be a default under this Deed of Trust and the Loan Documents ("Event of Default"):

5.01  Failure to Pay Indebtedness.  Any of the Indebtedness is not paid when due, whether by acceleration or otherwise and any applicable grace period has expired.

5.02  Nonperformance of Covenants.  Any covenant in this Deed of Trust or any of the other Loan Documents is not fully and timely performed and such nonperformance continues for 30 days after notice thereof from the Beneficiary or the occurrence of any default or event of default under this Deed of Trust or any other Loan Document.

5.03  False Representation.  Any statement, representation or warranty in this Deed of Trust or any of the other Loan Documents, any financial statement, or any other writing delivered to Beneficiary in connection with the Indebtedness is false, misleading, or erroneous in any material respect when made or given.

5.04  Bankruptcy or Insolvency.  The owner of the Property or any person obligated to pay any part of the Indebtedness:

(a)           does not pay its debts as they become due or admits in writing its inability to pay its debts or makes a general assignment for the benefit of creditors; or

(b)           commences any case, proceeding, or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution, or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization, or relief of debtors; or

(c)           in any involuntary case, proceeding, or other action commenced against it which seeks to have an order for relief entered against it, as debtor, or seeks reorganization, arrangement, adjustment, liquidation, dissolution, or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization, or relief of debtors, (i) fails to obtain a dismissal of such case, proceeding or other action within sixty (60) days of its commencement, or (ii) converts the case from one chapter of the Federal Bankruptcy Code to another chapter, or (iii) is the subject of an order for relief; or

(d)           conceals, removes, or permits to be concealed or removed, any part of its property, with intent to hinder, delay, or defraud its creditors or any of them, or makes or suffers a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance, or similar law; or makes any transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or suffers or permits, while insolvent, any creditor to obtain a lien upon any of its property through legal proceedings which is not vacated within sixty (60) days from the date thereof; or

(e)           has a trustee, receiver, custodian, or other similar official appointed for or take possession of all or any part of the Property or any other of its property or has any court take jurisdiction of any other of its property which remains dismissed for a period of sixty (60) days (except where a shorter period is specified in the immediately following paragraph (f)); or

(f)           fails to have discharged within a period of ten (10) days any attachment, sequestration, or similar writ levied upon any property of such person; or

(g)           fails to pay immediately any final money judgment against such person.

5.05  Transfer of the Property.  Title to all or any part of the Property (other than obsolete or worn Personal Property replaced by adequate substitutes of equal or greater value than the replaced items when new) shall become vested in any party other than Grantor , whether by operation of law or otherwise.  Beneficiary may, in its sole discretion, waive this Event of Default, but it shall have no obligation to do so, and any waiver may be conditioned upon such one or more of the following which Beneficiary may require:  (a) the grantee's integrity, reputation, character, creditworthiness, and management ability being satisfactory to Beneficiary in its sole judgment; and (b) grantee executing, prior to such sale or transfer, a written assumption agreement containing such terms as Beneficiary may require, such as a principal paydown on the Note, an increase in the rate of interest payable under the Note, a transfer fee, and any other modification of the Note, this Deed of Trust or any of the other Loan Documents which Beneficiary may require.

5.06  Grant of Easement, Etc.   Without the prior written consent of Beneficiary, Grantor grants any easement or dedication, files any plat, condominium declaration, or restriction, or otherwise encumbers the Property, unless such action is expressly permitted by this Deed of Trust or any of the other Loan Documents; provided, nothing herein is intended to limit Grantor’s right to develop the Property in accordance with the plans as set forth in the Loan Agreement between the parties for a single family residence.

5.07  Abandonment.  Grantor abandons or vacates any of the Property.

5.08  Foreclosure of Other Liens.  The holder of any lien, security interest or assignment on the Property institutes foreclosure or other proceedings for the enforcement of its remedies thereunder.

ARTICLE VI
DEFAULT AND REMEDIES

6.01  Acceleration and Waiver of Notices.  Subject to any notice and cure allowed under the Note and Loan Agreement, upon the occurrence of an Event of Default, Beneficiary, at Beneficiary's option, may declare all of the sums secured by this Deed of Trust to be immediately due and payable without further demand and may invoke the power of sale and any other remedies permitted by applicable law or provided herein.  Grantor  acknowledges that the power of sale granted to Beneficiary may be exercised by Beneficiary without prior judicial hearing.  Grantor each Guarantor, surety, and endorser of all or any part of the Indebtedness expressly waive all presentations for payment, notices of intention to accelerate maturity, notices of acceleration of maturity, notices of intention to demand payment, demands for payment, protests, and notices of protest.  Grantor  and each Guarantor, surety, and endorser acknowledge and understand that by these waivers they waive any right they may have to receive notices of default under this Deed of Trust, the Note, and the other Loan Documents, as well as any opportunity to cure any such default.

6.02  Notice of Sale.  Notice of sale of all or part of the Property by the Trustee shall be given by posting written notice thereof at the courthouse door (or other area in the courthouse as may be designated for such public notices) of the county in which the sale is to be made, and by filing a copy of the notice in the office of the county clerk of the county in which the sale is to be made, at least twenty-one (21) days preceding the date of the sale, and if the Property to be sold is in more than one county a notice shall be posted at the courthouse door (or other area in the courthouse as may be designated for such public notices) and filed with the county clerk of each county in which the Property to be sold is situated.  In addition, Beneficiary shall, at least twenty-one (21) days preceding the date of sale, serve written notice of the proposed sale by certified mail on Grantor  and each debtor obligated to pay the Indebtedness secured hereby according to the records of Beneficiary.  Service of such notice shall be completed upon deposit of the notice, enclosed in a postpaid wrapper, properly addressed to such debtor at the most recent address as shown by the records of Beneficiary, in a post office or official depository under the care and custody of the United States Postal Service.  The affidavit of any person having knowledge of the facts to the effect that such service was completed shall be prima facie evidence of the fact of service.  Any notice that is required or permitted to be given to Grantor  may be addressed to Grantor  at Grantor 's address as stated in this Deed of Trust.  Any notice that is to be given by certified mail to any other debtor may, if no address for such other debtor is shown by the records of Beneficiary, be addressed to such other debtor at the address of Grantor  as is shown by the records of Beneficiary.  Notwithstanding the foregoing provisions of this Section, notice of such sale given in accordance with the requirements of the applicable laws of the State of Texas in effect at the time of such sale shall constitute sufficient notice of such sale.

6.03  Trustee's Sale.  Beneficiary may require the Trustee to sell all or part of the Property, at public auction, to the highest bidder, for cash, at the county courthouse of the county in Texas in which the Property or any part thereof is situated, or if the Property is located in more than one county such sale or sales may be made at the courthouse in any county in which the Property is situated.  All sales shall take place at such area of the courthouse as shall be properly designated from time to time by the commissioners court (or, if not so designated by the commissioners court, at such other area in the courthouse as may be provided in the notice of sale hereinafter described) of the specified county, between the hours of 10:00 o'clock a.m. and 4:00 o'clock p.m. (the commencement of such sale to occur within three hours following the time designated in the above described notice of sale as the earliest time at which such sale shall occur, if required by applicable law) on the first Tuesday of any month, after giving notice of the time, place and terms of said sale (including the earliest time at which such sale shall occur) and of the Property to be sold in the manner hereinafter described.  Trustee may sell all or any portion of the Property, together or in lots or parcels.  In no event shall Trustee be required to exhibit, present or display at any such sale any of the Personal Property described herein to be sold at such sale.  Beneficiary may bid and become the purchaser of all or any part of the Property at any trustee's or foreclosure sale hereunder, and the amount of Beneficiary's successful bid may be credited on the Indebtedness.

6.04  Partial Sales.  The sale by Trustee of less than the whole of the Property shall not exhaust the power of sale herein granted, and Trustee is specifically empowered to make successive sales under such power until the whole of the Property shall be sold; and if the proceeds of such sale of less than the whole of the Property shall be less than the aggregate of the Indebtedness and the expenses thereof, this Deed of Trust and the lien, security interest and assignment hereof shall remain in full force and effect as to the unsold portion of the Property just as though no sale had been made; provided, however, that Grantor shall never have any right to require the sale of less than the whole of the Property, but Beneficiary shall have the right, at its sole election, to request Trustee to sell less than the whole of the Property.  If there is a default on the payment of any installment on the Note or any portion of the Indebtedness, and Beneficiary elects not to accelerate the unpaid balance of the Note or Indebtedness, Beneficiary shall have the option to proceed with foreclosure in satisfaction of such unpaid installment or other amount either through judicial proceedings or by directing Trustee to proceed as if under a full foreclosure, conducting the sale as herein provided without declaring the entire Indebtedness due.  It is agreed that such sale, if so made, shall not in any manner affect the unmatured part of the Indebtedness, but as to such unmatured part this Deed of Trust shall remain in full force and effect as though no sale had been made under the provisions of this Section.  Several sales may be made hereunder without exhausting the right of sale for any unmatured part of the Indebtedness.

6.05  Foreclosure of all Property.  The Land, Improvements, and Personal Property may be sold in one or more public sales pursuant to Texas Property Code Section 51.002 and Texas UCC Section 9.610.  Grantor and all persons obligated to pay the Indebtedness agree that notice of sale of the Property provided pursuant to Section 6.02 above and pursuant to Texas Property Code Section 51.002 is and shall constitute commercially reasonable notice of the sale of the Property or any part of the Property.  Beneficiary shall also be entitled to foreclose its security interests against the Personal Property in accordance with any other rights and remedies Beneficiary may have as a secured party under the Texas UCC.

6.06  Trustee's Deed.  Trustee shall deliver to the purchaser a Trustee's deed and such other assignments and documents of transfer and sale as Trustee may deem necessary conveying the Property so sold in fee simple with covenants of general warranty.  Grantor covenants and agrees to defend generally the purchaser's title to the Property against all claims and demands.  At any such sale (a) Grantor hereby agrees, in its behalf and in behalf of Grantor's heirs, executors, administrators, successors, personal representatives and assigns, that any and all recitals made in any deed of conveyance given by Trustee with respect to the identity of Beneficiary, the occurrence or existence of any default, the acceleration of the maturity of any of the Indebtedness, the request to sell, the notice of sale, the giving of notice to all debtors legally entitled thereto, the time, place, terms and manner of sale, and receipt, distribution and application of the money realized therefrom, or the due and proper appointment of a substitute Trustee, and, without being limited by the foregoing, with respect to any other act or thing having been duly done by Beneficiary or by Trustee hereunder, shall be taken by all courts of law and equity as prima facie evidence that the statements or recitals state facts and are without further question to be so accepted, and Grantor hereby ratifies and confirms every act that Trustee or any substitute Trustee hereunder may lawfully do in the premises by virtue hereof, and (b) the purchaser may disaffirm any easement granted, subdivision plat filed, or rental, lease or other contract made in violation of any provision of this Deed of Trust, and may take immediate possession of the Property free from, and despite the terms of, such grant of easement, subdivision plat, or rental, lease or other contract.

6.07  Proceeds of Sale.  Trustee shall apply the proceeds of the sale in the following order:  (a) to all reasonable costs and expenses of the sale, including but not limited to, reasonable Trustee's fees and attorney's fees and costs of title evidence; (b) to all sums secured by this Deed of Trust in such order as Beneficiary, in Beneficiary's sole discretion, directs; and (c) the excess, if any, to the person or persons legally entitled thereto.

6.08  Possession After Sale.  If the Property is sold pursuant to Section 6.03, Grantor or any person holding possession of the Property through Grantor shall immediately surrender possession of the Property to the purchaser at such sale upon the purchaser's written demand.  If possession is not surrendered upon the purchaser's written demand, Grantor or such person shall be a tenant at sufferance and may be removed by writ of possession or by an action for forcible entry and detainer.

6.09  Costs and Expenses.  Beneficiary shall be entitled to collect all costs and expenses incurred in pursuing such remedies, including but not limited to, attorney's fees and costs of documentary evidence, abstracts, and title reports.

6.10  Substitute Trustee.  Beneficiary, at Beneficiary's option, with or without cause, may from time to time remove Trustee and appoint a successor trustee to any Trustee appointed hereunder without other formality than a designation in writing.  Without conveyance of the Property, the successor trustee shall succeed to all title, power, and duties conferred upon the Trustee by this Deed of Trust and by applicable law.

6.11  Remedies Cumulative.  Each remedy provided in this Deed of Trust is distinct and cumulative to all other rights or remedies under this Deed of Trust or afforded by law or equity, and may be exercised concurrently, independently, or successively, in any order whatsoever.

6.12  Forbearance by Lender Not a Waiver.  Any forbearance by Beneficiary in exercising any right or remedy hereunder, or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any right or remedy.  The acceptance by Beneficiary of payment of any sum secured by this Deed of Trust after the due date of such payment shall not be a waiver of Beneficiary's right to either require prompt payment when due of all other sums so secured or to declare a default for failure to make prompt payment.  The procurement of insurance or the payment of taxes or other liens or charges by Beneficiary shall not be a waiver of Beneficiary's right to accelerate the maturity of the Indebtedness, nor shall Beneficiary's receipts of any awards, proceeds or damages under Section 4 operate to cure or waive Grantor 's default in payment of sums secured by this Deed of Trust.

6.13 Waiver of Marshalling.  Notwithstanding the existence of any other security interests in the Property held by Beneficiary or by any other party, Beneficiary shall have the right to determine the order in which any or all portions of the Indebtedness are satisfied from the proceeds realized upon the exercise of the remedies provided in this Article VI.  Grantor, any party who consents to this Deed of Trust, and any party who now or hereafter acquires a security interest in the Property and who has actual or constructive notice of this Deed of Trust and Beneficiary's rights and interests under this Deed of Trust, hereby waive any and all right to require the marshalling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided by this Deed of Trust.

ARTICLE VII
HAZARDOUS MATERIALS

7.01  Hazardous Materials.  For the purposes of this Deed of Trust, Grantor, Beneficiary and Trustee agree that, unless the context otherwise specifies or requires, the following terms shall have the following meanings:

(a)           "Hazardous Materials" shall mean (i) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq.), as amended from time to time, and regulations promulgated thereunder; (ii) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.) ("CERCLA"), as amended from time to time, and regulations promulgated thereunder; (iii) asbestos; (iv) polychlorinated biphenyls; (v) underground storage tanks, whether empty, filled or partially filled with any substance, (vi) any substance the presence of which on the Property is prohibited by any applicable governmental requirements and regulations ("Governmental Requirements"); and (vii) any other substance which by any Governmental Requirements requires special handling or notification of any federal, state, or local governmental entity in its collection, storage, treatment, or disposal.

(b)           "Hazardous Materials Contamination" shall mean the contamination (whether presently existing or hereafter occurring) of any improvements, facilities, soil, groundwater, air or other elements on or of the Property by Hazardous Materials, or the contamination of the buildings, facilities, soil, groundwater, air, or other elements on or of any other property as a result of Hazardous Materials at any time (whether before or after the date of this Deed of Trust) emanating from the Property.

7.02  Representations and Warranties.  Grantor represents and warrants that:

(a)           To the best of Grantor’s knowledge, and other than as disclosed in any environmental report delivered by Grantor to Beneficiary prior to the date hereof, no Hazardous Materials are now located on the Property, and neither Grantor nor, to Grantor's knowledge, any other person has ever caused or permitted any Hazardous Materials to be placed, held, located, or disposed of on, under, or at the Property or any part thereof in violation of the applicable law;

(b)           No part of the Property is being used or, to the knowledge of Grantor, has been used at any previous time for the disposal, storage, treatment, processing, or other handling of Hazardous Materials in violation of the applicable law, nor is any part of the Property affected by any Hazardous Materials Contamination;

(c)           To the best of the Grantor's knowledge and belief, no property adjoining the Property is being used, or has ever been used at any previous time, for the disposal, storage, treatment, processing or other handling of Hazardous Materials, nor is any other property adjoining the Property affected by Hazardous Materials Contamination; and

(d)           No investigation, administrative order, consent order and agreement, litigation or settlement with respect to Hazardous Materials or Hazardous Materials Contamination is proposed, threatened, anticipated or in existence with respect to the Property.  The Property is not currently on, and to Grantor's knowledge, after diligent investigation and inquiry, has never been on, any federal or state "Superfund" or "Superlien" list.

7.03  Borrower's Covenants.  Grantor agrees to (a) give notice to Beneficiary immediately upon Grantor's acquiring knowledge of the presence of any Hazardous Materials on the Property or of any Hazardous Materials Contamination with a full description thereof; (b) promptly comply with any Governmental Requirements requiring the removal, treatment or disposal of such Hazardous Materials or Hazardous Materials Contamination and provide Beneficiary with satisfactory evidence of such compliance; and (c) provide Beneficiary, within thirty (30) days after demand by Beneficiary, with a bond, letter of credit or similar financial assurance evidencing to Beneficiary's satisfaction that the necessary funds are available to pay the cost of removing, treating and disposing of such Hazardous Materials or Hazardous Materials Contamination and discharging any assessments which may be established on the Property as a result thereof.

7.04  Site Assessments.  Beneficiary (by its officers, employees and agents) at any time and from time to time after the occurrence of an Event of Default, may contract for the services of persons (the "Site Reviewers") to perform environmental site assessments ("Site Assessments") on the Property for the purpose of determining whether there exists on the Property any environmental condition which could reasonably be expected to result in any liability, cost, or expense to the owner, occupier or operator of such Property arising under any state, federal or local law, rule or regulation relating to Hazardous Materials.  The Site Assessments may be performed at any time or times, upon reasonable notice, and under reasonable conditions established by Grantor which do not impede the performance of the Site Assessments.  The Site Reviewers are authorized to enter upon the Property for such purposes.  The Site Reviewers are further authorized to perform both above and below the ground testing for environmental damage or the presence of Hazardous Materials on the Property and such other tests on the Property as may be necessary to conduct the Site Assessments in the reasonable opinion of the Site Reviewers.  Grantor will supply to the Site Reviewers such historical and operational information regarding the Property as may be reasonably requested by the Site Reviewers to facilitate the Site Assessments and will make available for meetings with the Site Reviewers appropriate personnel having knowledge of such matters.  On request, Beneficiary shall make the results of such Site Assessments fully available to Grantor, which may, at Grantor's election, participate under reasonable procedures in the direction of such Site Assessments and the description of tasks of the Site Reviewers.  The cost of performing such Site Assessments shall be paid by Grantor upon demand of Beneficiary and any such obligations shall be Indebtedness secured by this Deed of Trust.

7.05  Indemnification.  Regardless of whether any Site Assessments are conducted hereunder, if any Event of Default shall have occurred and be continuing or any remedies in respect of the Property are exercised by Beneficiary, Grantor shall defend, indemnify, and hold harmless Beneficiary and Trustee from any and all liabilities (including strict liability), actions, demands, penalties, losses, costs, or expenses (including without limitation attorneys' fees and expenses, and remedial costs), suits, costs of any settlement or judgment and claims of any and every kind whatsoever which may now or in the future (whether before or after the release of this Deed of Trust) be paid, incurred or suffered by or asserted against Beneficiary or Trustee by any person or entity or governmental agency for, with respect to, or as a direct or indirect result of, the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission or release from the Property of any Hazardous Materials or any Hazardous Materials Contamination or arise out of or result from the environmental condition of the Property or the applicability of any Governmental Requirements relating to Hazardous Materials (including without limitation CERCLA or any federal, state, or local so-called "Superfund" or "Superlien" laws, statute, law, ordinance, code, rule, regulation, order of decree), provided, however, that such indemnity shall not apply to matters occurring after Benefiicary of Trustee acquires such Property through a foreclosure sale or has  the Property.  The representations, covenants, warranties, and indemnifications contained in this Article VII shall survive the release of this Deed of Trust.

7.06  Rights of Lender.  Beneficiary shall have the right, but not the obligation, prior or subsequent to an Event of Default, without in any way limiting Beneficiary's other rights and remedies under this Deed of Trust, to enter onto the Property or to take such other actions as it deems necessary or advisable to clean up, remove, resolve, or minimize the impact of, or otherwise deal with, any Hazardous Materials or Hazardous Materials Contamination on the Property following receipt of any notice from any person or entity asserting the existence of any Hazardous Materials or Hazardous Materials Contamination pertaining to the Property or any part thereof which, if true, could reasonably be expected to result in an order, suit, imposition of a lien on the Property, or other action and/or which, in Beneficiary's sole opinion, could jeopardize Beneficiary's security under this Deed of Trust.  All costs and expenses paid or incurred by Beneficiary in the exercise of any such rights shall be Indebtedness secured by this Deed of Trust and shall be payable by Grantor upon demand.

ARTICLE VIII
MISCELLANEOUS PROVISIONS

8.01  Borrower and Lien Not Released.  From time to time, Beneficiary may, at Beneficiary's option, without giving notice to or obtaining the consent of Grantor , Grantor 's successors or assigns or any junior lienholder or Guarantor, without liability on Beneficiary's part and notwithstanding the existence of an Event of Default, extend the time for payment of the Indebtedness or any part thereof, reduce the payments thereon, release anyone liable on any of the Indebtedness, accept a renewal note or notes therefor, modify the terms and time of payment of the Indebtedness, release from the liens of this Deed of Trust any part of the Property, take or release other or additional security, reconvey any part of the Property, consent to any map or plan of the Property, consent to the granting of any easement, join in any extension or subordination agreement, and agree in writing with Grantor to modify the rate of interest or period of amortization of the Note or change the amount of the installments payable thereunder.  Any actions taken by Beneficiary pursuant to the terms of this Section 8.01 shall not affect the obligation of Grantor or Grantor 's successors or assigns to pay the sums secured by this Deed of Trust and to observe the covenants of Grantor contained herein, shall not affect the guaranty of any person, corporation, partnership, or other entity for payment of the Indebtedness or any part thereof, and shall not affect the liens or priority of liens of this Deed of Trust on the Property.  Grantor shall pay Beneficiary a reasonable charge, together with such title insurance premiums and attorney's fees as may be incurred at Beneficiary's option, for any such action if taken at Grantor 's request.

8.02  Notice.  Except for any notice required under applicable law to be given in another manner, (a) any notice to Grantor provided for in this Deed of Trust or in the Note shall be given by mailing such notice by United States mail, postage prepaid, addressed to Grantor at Grantor 's address stated in this Deed of Trust or at such other address as Grantor may designate by notice to Beneficiary as provided herein, and (b) any notice to Beneficiary shall be given by United States mail, postage prepaid, addressed to Beneficiary at Beneficiary's address stated in this Deed of Trust or to such other address as Beneficiary may designate by notice to Grantor as provided herein.  Any notice provided for in this Deed of Trust or in the Note shall be deemed to have been given to Grantor or Beneficiary when given in the manner designated herein, but actual notice, however given or received, shall always be effective.

8.03  Successors and Assigns Bound.  The covenants and agreements herein contained shall bind, and the rights hereunder shall inure to, the respective successors and assigns of Beneficiary and Grantor subject to the provisions of Section 5.05.

8.04  Joint and Several Liability.  All covenants and agreements of Grantor shall be joint and several.

8.05  Agents.  In exercising any rights hereunder or taking any actions provided for herein, Beneficiary may act through its employees, agents or independent contractors as authorized by Beneficiary.

8.06  Governing Law.  This Deed of Trust shall be governed by the applicable laws of the State of Texas and the United States of America.

8.07  Severability.  In the event that any provision of this instrument or the Note conflicts with applicable law, such conflict shall not affect other provisions of this Deed of Trust or the Note which can be given effect without the conflicting provisions, and to this end the provisions of this Deed of Trust and the Note are declared to be severable.

8.08  Usury Disclaimer.  The term "Maximum Lawful Rate" means the maximum rate of interest and the term "Maximum Lawful Amount" means the maximum amount of interest that are permissible under applicable state or federal law for the type of loan evidenced by the Note and the other Loan Documents.  Beneficiary does not intend to contract for, charge or receive more than the Maximum Lawful Rate or Maximum Lawful Amount permitted by applicable state or federal law, and to prevent such an occurrence Beneficiary and Grantor agree that all amounts of interest, whenever contracted for, charged or received by Beneficiary, with respect to the loan of money evidenced by the Note or with respect to any other amount payable under this Deed of Trust or any of the other Loan Documents, shall be spread, prorated or allocated over the full period of time the Note is unpaid, including the period of any renewal or extension of the Note.  If demand for payment of the Note is made by Beneficiary prior to the full stated term, the total amount of interest contracted for, charged or received to the time of such demand shall be spread, prorated or allocated along with any interest thereafter accruing over the full period of time that the Note thereafter remains unpaid for the purpose of determining if such interest exceeds the Maximum Lawful Amount.  At maturity (including maturity due to Beneficiary's acceleration of the Note) or on earlier final payment of the Note, Beneficiary shall compute the total amount of interest that has been contracted for, charged or received by Beneficiary or payable by Grantor  under this Note and compare such amount to the Maximum Lawful Amount that could have been contracted for, charged or received by Beneficiary.  If such computation reflects that the total amount of interest that has been contracted for, charged or received by Beneficiary or payable by Grantor  exceeds the Maximum Lawful Amount, then Beneficiary shall apply such excess to the reduction of the principal balance and not to the payment of interest; or if such excess interest exceeds the unpaid principal balance, such excess shall be refunded to Grantor ..  This provision concerning the crediting or refund or excess interest shall control and take precedence over all other agreements between Grantor  and Beneficiary so that under no circumstances shall the total interest contracted for, charged or received by Beneficiary exceed the Maximum Lawful Amount.

8.09  Partial Invalidity.  In the event any portion of the sums intended to be secured by this Deed of Trust cannot be lawfully secured hereby, payments in reduction of such sums shall be applied first to those portions not secured hereby.

8.10  Captions.  The captions and headings of the Articles and Sections of this Deed of Trust are for convenience only and are not to be used to interpret or define the terms and provisions of this Deed of Trust.

8.12  Purpose. The Note secured by this Deed of Trust is for (i) the costs of refinancing the purchase price for the property described herein and the Beneficiary is expressly subrogated to all lien rights and priorities of the liens being paid and extended, and (ii) to finance the development costs of the Property, and this deed of trust shall be construed as a construction mortgage for all purposes.  Beneficiary shall have the rights and liens of a construction lender under the laws of the State of Texas.

GRANTOR:
WILSON FAMILY COMMUNITIES, INC.

By:
Name:
Title

STATE OF TEXAS	§
§
COUNTY OF TRAVIS	§

This instrument was acknowledged before me on                            , 2009, by ___________________, _________________________ of WILSON FAMILY COMMUNITIES, INC., a Delaware corporation, on behalf of said corporation.

Notary Public, State of Texas

After recording, please return to:
Jud Cary
11612 BEE CAVES ROAD, SUITE 260
AUSTIN, TEXAS 78738